SR&F BASE TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A


The Portfolios of SR&F Base Trust currently subject to this Agreement are as follows:

                                                           Effective Date            End of Initial Term
SR&F Municipal Money Market Portfolio                          9/28/95                       6/30/97
SR&F High Yield Portfolio                                      11/1/96                       6/30/98
SR&F Growth Investor Portfolio                                 2/3/97                        6/30/98
SR&F Balanced Portfolio                                        2/3/97                        6/30/98
SR&F Growth Stock Portfolio                                    2/3/97                        6/30/98
SR&F Intermediate Bond Portfolio                               2/2/98                        6/30/99
SR&F Income Portfolio                                          2/2/98                        6/30/99
SR&F High-Yield Municipals Portfolio                           2/2/98                        6/30/99
SR&F Cash Reserves Portfolio                                   3/2/98                        6/30/99


Dated:  July 1, 2001


                                            SR&F BASE TRUST


                                             /s/ William J. Ballou
Attest:                                  By:____________________________________
/s/ Kevin Jacobs                            William J. Ballou
__________________________                  Secretary
Kevin Jacobs
Assistant Secretary



                                            STEIN ROE & FARNHAM INCORPORATED


                                             /s/ William J. Ballou
Attest:                                  By:____________________________________
/s/ Kevin Jacobs                            William J. Ballou
_____________________________               Assistant Secretary
Kevin Jacobs
Assistant Secretary

                                 SR&F BASE TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B


Compensation pursuant to Section 7 of the SR&F Base Trust Management Agreement shall be calculated in accordance with the following schedule(s):

                  Fund
SR&F Municipal Money Market Portfolio           0.250% of average net assets
SR&F High Yield Portfolio                       0.500% on first $500 million,
                                                0.475% thereafter

SR&F Growth Investor Portfolio                  0.60% up to $500 million
                                                0.55% next $500 million,
                                                0.50% thereafter

SR&F Balanced Portfolio                         0.55% up to $500 million,
                                                0.50% next $500 million,
                                                0.45% thereafter

SR&F Growth Stock Portfolio                     0.60% up to $500 million,
                                                0.55% next $500 million,
                                                0.50% up to $2 billion,
                                                0.45% thereafter

SR&F Intermediate Bond Portfolio                0.35% of average net assets,
SR&F Income Portfolio                           0.50% up to $100 million,
                                                0.475% thereafter

SR&F High-Yield Municipals Portfolio            0.450% up to $100 million,
                                                0.425% next $100 million,
                                                0.400% thereafter

SR&F Cash Reserves Portfolio                    0.250% up to $500 million
                                                0.225% up to $1 billion
                                                0.200% thereafter

Dated:  July 1, 2001

                                                SR&F BASE TRUST

                                                    /s/ William J. Ballou
Attest:                                         By:_____________________________
/s/ Kevin Jacobs                                     William J. Ballou
________________________________________             Secretary
Kevin Jacobs
Assistant Secretary

                                                STEIN ROE & FARNHAM INCORPORATED

                                                    /s/ William J. Ballou
Attest:                                         By:_____________________________
/s/ Kevin Jacobs                                     William J. Ballou
________________________________________             Assistant Secretary
Kevin Jacobs
Assistant Secretary